Illustration sample calculation- Consultant SL

Illustrated contractowners
         Male and Female Issue Ages 55 Preferred Nonsmoker, Face Amount $2,000,000, Death Benefit Option 1, $50,000 planned annual premium paid annually for five years on the policy anniversary

     Current Cost of Insurance Rates, Hypothetical Gross Annual Investment Return = 12%

Policy Value

     Policy Value = [Beginning Policy Value + Net Premium - Monthly Deduction] x (Net Investment Factor)

Derivation of Annual SubAccount Rate of Return from Gross Rate of Return

         Net SubAccount Rate of Return = 11.09% = 12% Gross SubAccount Rate of Return - 0.91% Assumed Asset Charges*

              *Asset charges vary by subaccount: Actual Asset Charges deducted from Gross Annual Rate of Return will vary with the contractholder's allocation of premium and policy value between the available subaccounts. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

     How the Periodic Deduction for Cost of Insurance and Other Contract Charges Are Made

Net Premium  = Gross Premium - Premium Expense Charge
i. The Premium Expense Charge equals 6.00% of Gross Premium received

Monthly Deduction = COI Deduction + M&E Charge + Policy Fee + Administrative Expense Charge

For example, on the fifth policy anniversary for a Male and Female Preferred Nonsmoker, issue ages 55:

         Net Premium = $50,000 x (1 - .06) = $47,000.00

          COI Deduction = [ (Death Benefit) / (1.0032737) - Policy Value ] x Monthly COI Rate

ii.  The current Monthly COI Rate is 0.00004875

iii. The illustrated Death Benefit is $2,000,000

iv. Policy Value = End of year 4 Policy Value + Net Premium Received = 225,306.83 + 50,000.00 x (1 - .06) = 272,306.83

v.   COI Deduction = [ (2,000,000) / (1.0032737) - 272,306.83 ] x (0.00004875) =
     $83.91

         M&E Charge = [ 0.0072 / 12 ] x (Policy Value)

vi. Policy Value = End of year 4 Policy Value + Net Premium Received = 225,306.83 + [50,000.00 x (1 - .06)] = 272,306.83

vii. M&E Charge = [ 0.0072 / 12 ] x (272,306.83) = $163.38

         Policy Fee = $7.50 per month

         Administrative     Expense Charge = [ (Face Amount) / 1,000 x
                            (Administrative Expense Charge rate) ] / 12 = [
                            (2,000,000) / 1,000 x (1.44) ] / 12 = $240.00

Monthly Deduction, year 5 month 1 = 83.91 + 163.38 + 7.50 + 240.00 = $494.79


Net Investment Factor

         The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open The Net Investment Factor is defined in the contract as (1) divided by (2) where:

         (1) is the net result of:

          b. the net asset value per share of the portfolio held in the subaccount at the end of the current valuation period, plus

          c. the per share amount of any dividend or capital gain distribution made by the portfolio during the current valuation period, plus or minus

          d. a per share credit or charge with respect to any taxes which we paid or for which we reserved during the valuation period which are determined by us to be attributable to the operation of the subaccount (no federal income taxes are applicable under present law).

         (2) is the net asset value per share of the portfolio held in the subaccount at the end of the last prior valuation period.

For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 11.09% net annual effective rate of return:

         Monthly Net Investment Factor (Hypothetical) = (1.1109) ^ [(Number of Days in Month) / 365] Where:
i. ^ signifies "to the power of" ii. A 365-day year is hypothetically assumed

For the end of month 1, Policy year 5:
         Net Investment Factor = (1.1109)^[ 31 / 365]  = 1.0089723

The following is a detailed representation of the interim policy value calculations during Policy Year 5:


 Policy     Month   Beginning      Net       Value       COI       M&E      Monthly       Value      Days    Monthly Net    Ending
  Year                Policy     Premium   After        Charge   Charge    Deduction      After       In     Investment     Policy
                      Value                 Premium                                     Deduction    Month     Factor       Value
5          1        225,306.83  47,000     272,306.83  83.91     163.38   494.79       271,812.04   31       1.0089723    274,250.82
5          2        274,250.82  -          274,250.82  83.81     164.55   495.86       273,754.96   28       1.0081005    275,972.51
5          3        275,972.51  -          275,972.51  83.73     165.58   496.81       275,475.70   31       1.0089723    277,947.35
5          4        277,947.35  -          277,947.35  83.63     166.77   497.90       277,449.45   30       1.0086816    279,858.16
5          5        279,858.16  -          279,858.16  83.54     167.91   498.95       279,359.21   31       1.0089723    281,865.70
5          6        281,865.70  -          281,865.70  83.44     169.12   500.06       281,365.64   30       1.0086816    283,808.34
5          7        283,808.34  -          283,808.34  83.35     170.29   501.14       283,307.20   31       1.0089723    285,849.12
5          8        285,849.12  -          285,849.12  83.25     171.51   502.26       285,346.86   31       1.0089723    287,907.08
5          9        287,907.08  -          287,907.08  83.15     172.74   503.39       287,403.69   30       1.0086816    289,898.81
5          10       289,898.81  -          289,898.81  83.05     173.94   504.49       289,394.32   31       1.0089723    291,990.85
5          11       291,990.85  -          291,990.85  82.95     175.19   505.64       291,485.21   30       1.0086816    294,015.77
5          12       294,015.77  -          294,015.77  82.85     176.41   506.76       293,509.01   31       1.0089723    296,142.46


Surrender Value

          Surrender Charges are calculated through a dynamic calculation that is unique for each individual case. The surrender charge depends on the Face Amount of the Policy and the contractowners' ages at issue, sex and statuses as a smoker or non-smoker.

          (Surrender Charge Amount) x (Surrender Charge Percentage)

          The Surrender Charge Amount for a Male and Female Preferred Nonsmoker, Issue ages 55, for a Face Amount of $2,000,000 is $20,196.00.

          The Surrender Charge Percentage for a Male and Female Preferred Nonsmoker, Issue ages 55, Policy Year 5 is 100%

          Surrender Charge = (20,196.00) x (100%) = $20,196.00

          Surrender Value = Policy Value - Surrender Charge

          Surrender Value, End of Year 5 = 296,142.46 - 20,196.00 = 275,946.46

Death Benefits
         For death benefit Option 1, the death benefit equals the greater of:

          e.   The face amount on the date of death, or

          f. The percentage of the policy value shown in the Compliance with Federal Laws Provision.

         For Male and Female contractowners of attained age 60, the percentage of the policy value in the Compliance with Federal Laws Provision is 130%

         Death Benefit, end of year 5 = the greater of

          g.   Face Amount = $2,000,000, or

          h.   130% x Policy Value = 1.30 x 296,142.46 = 384,985.20

         Death Benefit, end of year 5 = $2,000,000

How Calculations Vary for Other Contract Years
Monthly Deduction
Monthly COI rates vary by attained age
Premium Expense charge decreases to 4.0% of Gross Premiums in years 11 and after M&E Charge declines to 0.0003 times Policy Value in years 11 and after Administrative Expense Charge is zero in years 8 and later

Surrender Value
Surrender Charge Percentage varies by Policy Year Surrender Charge Percentage is zero in years 15 and later
Surrender Charge Percentages for the illustrated contractowner in other contract years follow the schedule below:

           Policy Year       Surrender Charge
                                Percentage
                1                  100%
                2                  100%
                3                  100%
                4                  100%
                5                  100%
                6                  100%
                7                  100%
                8                  80%
                9                  60%
               10                  50%
               11                  40%
               12                  30%
               13                  20%
               14                  10%
               15+                  0%


Death Benefits

Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision